EXHIBIT 99.2

ESCROW AGREEMENT

          THIS ESCROW AGREEMENT (“Agreement”) is made and entered into effective on July ____, 2005 (the “Effective Date”) by and among:

Chilco River Holdings Inc., a Nevada corporation (“Chilco”),

Tom Liu, David Liu, Lee Kuen Cheung, Wai Yung Lau, Zheng Liu, Yizhi Zeng, Luisa Wong, Jack Xu, Yong Yang, and Guoxiu Yan (“Shareholders”);

Tom Liu as Shareholders’ representative (“Shareholders’ Representative”);

Tom Liu and David Liu (as “Principal Shareholders”);

KUBUK International, Inc., a California corporation (“KUBUK”); and

Wasserman, Comden, Casselman & Pearson, LLP, a California limited liability partnership (the “Escrow Agent”).

Collectively, Chilco, the Shareholders, the Principal Shareholders, the Shareholders’ Representative, KUBUK and the Escrow Agent are sometimes hereinafter referred to collectively as the “Parties.”

RECITALS

        WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of KUBUK;

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Parties have entered into a Share Exchange Agreement (the “Share Exchange Agreement”) pursuant to which Chilco will acquire all of the issued and outstanding shares of KUBUK in exchange for a total of 19,250,000 shares of common stock of Chilco (“Common Shares”), $0.001 par value, (the “Share Exchange”);

        WHEREAS, Nefilim Associates, LLC, a Massachusetts limited liability company, T Morgan LLC, a Delaware limited liability company, and Sean Sullivan (the “Rightholders”) hold certain rights to receive capital stock of the Company or an entity acquired by the Company (collectively, the “Consultant Rights”) under the terms of Consulting Agreements dated May 9, 2005 with respect to Sean Sullivan, May 19, 2005 with respect to Nefilim Associates, LLC and June 1, 2005 with respect to T Morgan LLC (collectively, the “Consultant Agreements”);

        WHEREAS, under the terms of the Share Exchange Agreement, the Parties have agreed that (a) 5,000,000 Common Shares issuable to the Shareholders in the Share Exchange (the “Shareholder Escrow Shares”); (b) 1,250,000 Common Shares issuable to the Principal Shareholders in the Share Exchange (the “Financing Escrow Shares”) and (c) 2,000,000 Common Shares issuable to the Shareholders in the Share Exchange (to satisfy KUBUK’s obligations under the Consulting Agreements) (the “Rightholder Escrow Shares”) are to be deposited into escrow under the terms of this Agreement;

        WHEREAS, under Section 2.3 of the Share Exchange Agreement, each of the Shareholders and each of the Principal Shareholders has agreed to enter into this Agreement, and the execution and delivery of this Agreement is a condition to closing the Share Exchange;

        WHEREAS, in connection with the Share Exchange, (a) the Shareholders have made certain representations, warranties and covenants in the Share Exchange Agreement to Chilco related to, among other things, (i) the delivery of audited financial statements of KUBUK and its subsidiaries pursuant to Section 6.3 of the Share Exchange Agreement (the “Financial Statements “) and (ii) the completion of the Financing Transaction (as defined in the Share Exchange Agreement) to raise a minimum of $5,000,000 at a price per Common Share (or conversion or exercise price of any convertible security) in excess of $1.00 per share (the “Minimum Share Price ”); and (b) Escrow Agent will hold the Shareholder Escrow Shares until certain conditions are satisfied related to the Financing Transaction and the delivery of the audited financial statements of KUBUK and its subsidiaries pursuant to Section 6.3 of the Share Exchange Agreement and release the Shareholder Escrow Shares under the terms of Section 8.3(b), (c) or (d), as applicable, of the Share Exchange Agreement and this Agreement;

        WHEREAS, in connection with the Share Exchange, the Parties have agreed that (a)(i) Chilco shall, and each of the Principal Shareholders shall take all reasonable actions to, complete the Financing Transaction as soon as practicable after the closing and a subsequent financing transaction of an additional $20,000,000 on or before the third anniversary of the Closing Date (the “Subsequent Financing Transaction”); and (ii) the Principal Shareholders shall be granted co-sale rights pursuant to which Chilco shall use commercially reasonable efforts to permit the Principal Shareholders offer and sale up to 1,250,000 shares of Chilco Common Stock to investors in one or more private transactions to raise up to $5,000,000 in connection with the Subsequent Financing Transaction; provided that Chilco has first raised $15,000,000 in the Subsequent Financing Transaction for the corporation and (b) the Escrow Agent will hold the Finance Escrow Shares until Chilco has raised a total of $15,000,000 in the Subsequent Financing Transaction for the corporation and the Escrow Agent shall release the Finance Escrow Shares under the terms of Section 8.4(d) of the Share Exchange Agreement and this Agreement;

        WHEREAS, the Parties (a) acknowledge that the Consultant Rights under the Consulting Agreements would have vested, in part, only upon closing of the Financing Transaction and (b) agree that the Escrow Agent shall release the Rightholder Escrow Shares under the terms of Section 8.5(b) of the Share Exchange Agreement and this Agreement;

        WHEREAS, the board of directors of Chilco has determined that it is in the best interest of Chilco and its shareholders to complete the Share Exchange and to cancel

Shareholder Escrow Shares and/or the Rightholder Escrow Shares under the terms and conditions set forth in this Agreement, if any;

Capitalized terms not defined herein shall have the meanings set forth in the Share Exchange Agreement.

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

1.	Escrow.

        (a)     Each of the Shareholders agrees, in lieu of any obligation to indemnify Chilco for any breach of covenants Section 6.3 or 8.1 of the Share Exchange Agreement:

(i)	upon execution of this Agreement, to authorize Chilco to deliver to the Escrow Agent for deposit into the Escrow the Shareholder Escrow Shares, (an aggregate of 5,000,000 Common Shares in the number set forth beside such Shareholder’s name on Schedule A attached hereto subject to adjustments pursuant to Section 2(d) of this Agreement) to be issued to the Shareholders in the Share Exchange (the “Shareholder Escrow”);

(ii)	thereafter, to authorize Chilco to deliver to the Escrow Agent for deposit into the Escrow any cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of, or in exchange for, any or all of the foregoing, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interest, privileges and preferences appertaining or incident to the Shareholder Escrowed Shares (each, a “Shareholder Distribution,” and together with the Escrowed Shares, the “Shareholder Escrow Property”);

(iii)	subject to Section 4(h) below, to tender for cancellation such Shareholder’s pro rata amount (based upon such Shareholder’s proportionate share of the Shareholder Escrowed Shares) of the total number of Shareholder Escrowed Shares and a pro rata percentage of any Shareholder Distribution (if any) to Chilco, as liquidated damages, and not a penalty, for breach of the covenants set forth in Section 6.3 or 8.1 of the Share Exchange Agreement as follows:

(A)	if any shares of common stock (or other securities exercisable or convertible to acquire a share of common stock) are issued by Chilco in connection with the

Financing Transaction (or any financing or other transaction beginning on the Closing Date and ending on the closing date of a Financing Transaction) at a price (or exercise or conversion price) below the Minimum Share Price, then the number of Shareholder Escrowed Shares to be cancelled as liquidated damages and not a penalty for the breach of the covenant set forth in Section 8.1 of the Share Exchange Agreement shall be calculated as follows:

X = (A/B) – A

where: X =	Number of Shareholder Escrowed Shares Cancelled

A =	5,000,000

B =	Purchase Price Per Share

For the purposes of this Agreement, “Purchase Price Per Share” shall be determined based on completing the Financing Transaction to raise a minimum of $5,000,000 and is defined as cash consideration received or to be received by Chilco or the fair market value of any property received or to be received by Chilco (as shall be verified by Chilco’s independent accounting firm) for each Chilco Common Share issued or to be issued pursuant to exercise or conversion of any convertible or exchangeable security. For greater certainty and by way of example in Section 1(a)(iii)(A), if Chilco, under one or more financing arrangements, issues 6,250,000 shares of common stock at $0.80 per share, then the Escrow Agent shall release to Chilco for cancellation an aggregate of 1,250,000 shares of common stock (5,000,000/$0.80 minus 5,000,000 = 1,250,000) as liquidated damages.

(B)	if the Shareholders breach the covenant set forth in Section 6.3 of the Share Exchange Agreement related to the delivery of the Audited Financial Statements, then 360,000 Escrowed Shares shall be cancelled as liquidated damages and not a penalty for the breach of the covenant.

        (b)     The Parties agree that:

(i)	Chilco shall use commercially reasonable efforts to permit the Principal Shareholders offer and sale up to 1,250,000 shares of Chilco Common Stock to investors in one or more private transactions in connection with the Subsequent Financing

Transaction; provided that Chilco has first raised $15,000,000 in the Subsequent Financing Transaction for the corporation; and

(ii)	the Principal Shareholders shall place the Financing Escrow Shares (an aggregate of 1,250,000 Common Shares in the number set forth beside such Shareholder Principal’s name on Schedule A attached hereto subject to adjustments pursuant to Section 2(d) of this Agreement)(the “Financing Escrow”) to facilitate such efforts and in lieu of any obligation to indemnify Chilco for any breach of the covenant Section 8.2 of the Share Exchange Agreement, if any.

(iii)	thereafter, to authorize Chilco to deliver to the Escrow Agent for deposit into the Financing Escrow any cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of, or in exchange for, any or all of the foregoing, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interest, privileges and preferences appertaining or incident to the Financing Escrowed Shares (each, a “Principal Distribution,” and together with the Financing Escrowed Shares, the “Financing Escrow Property”);

(iv)	subject to Section 4(h) below, the Escrow Agent will hold the Finance Escrow Shares until Chilco has raised a total of $15,000,000 in the Subsequent Financing Transaction for the corporation and the Escrow Agent shall release the Finance Escrow Shares (on a pro rata basis) as follows:

(A)	the purchasers of Finance Escrow Shares who have purchased Finance Escrow Shares for proceeds of $5,000,000 or all of the Finance Escrow Shares under the terms set forth in Section 8.4(c) of the Share Exchange Agreement against payment for such shares and any remaining Finance Escrow Shares to the Principal Shareholders once the Principal Shareholders have sold Finance Escrow Shares for proceeds of $5,000,000; or

(B)	to the Shareholders if Chilco has not raised $15,000,000 in the Subsequent Financing Transaction prior to the third anniversary of the Closing Date.

        (c)     The Shareholders and KUBUK agree:

(i)	the Consultant Rights under the Consulting Agreements would have vested, in part, only upon closing of the Financing Transaction, subject to certain redemption and cancellation rights if the Subsequent Financing Transaction is not closed within twelve (12) months of the Closing Date;

(ii)	to authorize Chilco to deliver to the Escrow Agent for deposit into the Escrow the Rightholder Escrowed Shares, (an aggregate of 5,000,000 Common Shares in the number set forth beside such Shareholder’s name on Schedule A attached hereto, subject to adjustments pursuant to Section 2(d) of this Agreement) in connection with the Share Exchange (the “Rightholder Escrow”);

(iii)	thereafter, to authorize Chilco to deliver to the Escrow Agent for deposit into the Rightholder Escrow any cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of, or in exchange for, any or all of the foregoing, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interest, privileges and preferences appertaining or incident to the Rightholder Escrowed Shares (each, a “Rightholder Distribution,” and together with the Rightholder Escrowed Shares, the “Rightholder Escrow Property”);

(iv)	subject to Section 4(h) below, Escrow Agent will hold the Rightholder Escrow Shares and release the Rightholder Escrow Shares as follows:

(A)	the Escrow Agent shall release the Rightholder Escrow Shares to the Rightholders (in the number set forth beside such Shareholder’s name on Schedule B attached hereto subject to adjustments pursuant to Section 2(d) of this Agreement), if Chilco has raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty (30) days of the Company delivering the Audited Financial Statements to Chilco pursuant to Section 6.3 of the Share Exchange Agreement, subject to a redemption and cancellation right by Chilco with respect to sixty percent (60%) of the Rightholder Escrow Shares released to the Rightholders (in the amounts set forth on Schedule 2.3(c) of Exhibit B) if Chilco has not raised a total of $5,000,000, $10,000,000, $15,000,000 and $20,000,000 (which amount shall include the proceeds paid to the Shareholder

Principals under the co sale rights set forth in Section 8.4), in the Subsequent Financing Transaction within six (6) or twelve (12) months from the Closing Date (as set forth on Schedule 2.3(c) of Exhibit B); and

(B)	the Escrow Agent shall release one hundred percent (100%) of the Rightholder Escrow Shares to Chilco for cancellation if Chilco has not raised a total of $5,000,000 in the Financing Transaction for the corporation within thirty (30) days of the Company delivering the Audited Financial Statements to Chilco pursuant to Section 6.3 of the Share Exchange Agreement.

        (d)     Chilco agrees to accept for cancellation any of the Common Shares to be cancelled pursuant to Section 1(a)(iii)(A) or Section 1(c)(4) of this Agreement, subject to the procedures and the adjustments set forth in Section 4 this Agreement.

2.	Escrow Deposit and Term.

        (a)       Deposit of Escrow Property. Each of the Parties agrees and acknowledges that (i) concurrent with the execution and delivery of this Agreement, Chilco shall deliver certificates to the Escrow Agent representing (A) the Shareholder Escrow Shares; (B) the Financing Escrow Shares; and (C) the Rightholder Escrow Shares, respectively, in the amounts set forth beside the Shareholders’, the Principal Shareholders’ and the Rightholders’ names on Schedule A and (ii) thereafter, Chilco shall be authorized and shall deliver to the Escrow Agent for deposit into the Shareholder Escrow, the Principal Escrow or Rightholder Escrow any Shareholder Distribution, Principal Distribution or Rightholder Distribution, as applicable.

        (b)       Delivery Receipt. Upon each deposit of Escrow Property, the Escrow Agent shall acknowledge receipt of stock certificates or other instruments representing the Shareholder Escrow Shares, the Financing Escrow Shares, the Rightholder Escrow Shares and any Shareholder Distribution, Principal Distribution or Rightholder Distribution, as applicable. The Escrow Agent shall hold the Shareholder Escrow Property, the Financing Escrow Property and the Rightholder Escrow Property and shall administer the same in accordance with the terms of this Agreement.

        (c)       Escrow Term. The Escrow shall commence on the date of this Agreement and continue until terminated in accordance with Section 4(g) hereof.

        (d)       Adjustments. In the event of any change in Shareholder Escrow Shares, the Financing Escrow Shares and/or the Rightholder Escrow Shares by reason of a stock dividend, split-up, subdivision, consolidation, recapitalization, combination, exchange of shares, or similar transaction or any other extraordinary change in the corporate or capital structure of Chilco (including the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be contributed to the Company by the Shareholders and the Principal Shareholders,

respectively, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, including but not limited to a stock power, so that Chilco shall receive upon such distribution the number and class of shares and/or other securities and/or cash and/or property that Chilco would have received in respect of Shareholder Escrow Shares, the Financing Escrow Shares and/or the Rightholder Escrow Shares if the distribution had been made immediately prior to such event, or the record date therefor, as applicable, and to the fullest extent Chilco would have been entitled to receive such securities, cash or other property.

3.	Shareholders’ Representative.

        (a)     Each of the Shareholders and the Principal Shareholders hereby appoints the Shareholders’ Representative as his, her or its representative and true and lawful attorney-in-fact with full power, in his name and on his behalf, to act according to the terms of this Agreement in the Shareholders’ Representative’s absolute discretion, and in general to do all things and to perform all acts including, without limitation, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with this Agreement. Notwithstanding the foregoing, the Shareholders’ Representative shall inform each Shareholder and Principal Shareholder, as applicable, of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by him in connection with the Escrow. The Shareholders’ Representative shall not be liable for any act done or omitted hereunder as agent for the Shareholders and the Principal Shareholders, as applicable, while acting in good faith and in the exercise of reasonable judgment and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders and the Principal Shareholders shall severally indemnify the Shareholders’ Representative and hold Shareholders’ Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

        (b)     The Shareholders, the Principal Shareholders, Chilco, KUBUK and the Escrow Agent shall be entitled to rely upon any communication or writing given or executed by the Shareholders’ Representative. All communications or writings to be sent to the Shareholders and the Principal Shareholders, as applicable, pursuant to this Agreement may be addressed to the Shareholders’ Representative, and any communication or writing so sent shall be deemed notice to all of the Shareholders and the Principal Shareholders hereunder.

4.	Transfers from Escrow.

        (a)     Chilco shall immediately provide written notification to the Shareholders’ Representative and the Escrow Agent:

(i)	on the date Chilco has completed the Financing Transaction, which notice shall provide the (A) Purchase Price Per Share; (B) a calculation of the liquidated damages, if any, payable from the Shareholder Escrow under Section 1(a)(iii)(A) of this Agreement; (C) a statement whether: (1) Rightholder Escrow Shares are to be released to the Rightholders pursuant to Section 1(c)(iv)(A) of this Agreement, if applicable or (2) a statement whether Rightholder Escrow Shares are to be released to Chilco as liquidated damages pursuant to Section 1(c)(iv)(B) of this Agreement, if applicable;

(ii)	on the date Chilco has received the Audited Financial Statements, which notice shall state whether liquidated damages are due in connection with the delivery of such Audited Financial Statements under Section 6.3 of the Share Exchange Agreement; or

(iii)	on the date Chilco has arranged the sale of Finance Escrow Shares on behalf of the Principal Shareholders under the terms set forth in Section 8.4(c) of the Share Exchange Agreement, which notice shall provide (A) the names of the purchasers, (B) the number of shares purchased by such purchasers, (C) the purchase price per share, (D) the total consideration paid by each purchaser, (E) instructions for tendering the Finance Escrow Shares for transfer and (F) against payment for such shares payable to the Principal Shareholders on a pro rata basis.

        (b)     Chilco shall, by giving written notice under Section 4(a)(i) or 4(a)(ii) to the Shareholders’ Representative and the Escrow Agent (a “Claim Notice”), make a claim against (i) the Shareholder Escrow Property with respect to claims for (A) any amounts claimed under Section 1(a)(iii)(A) of this Agreement, no later than fifteen business (15) days following the date Chilco has closed the Financing Transaction or (B) any claim under Section 1(a)(iii)(B) at any time prior to the Shareholder Escrow Termination Date set forth in Section 4(g) (each such claim a “Shareholder Damages Claim”); or (ii) the Rightholder Escrow Property with respect to claims for any amounts claimed under Section 1(c)(iv)(B) of this Agreement, no later than fifteen business (15) days following the date Chilco has closed the Financing Transaction or thirty (30) days after receipt of KUBUK’s Audited Financial Statements (a “Rightholder Damages Claim”). Such Claim Notice shall contain such facts and information as are then reasonably available and the specific basis for the Shareholder Damages Claim or Rightholder Damages Claim, as applicable. In the event that Chilco fails to give a Claim Notice to the Shareholders’ Representative and the Escrow Agent in accordance with this Section 4(b), the Escrow Agent shall promptly transfer the Shareholder Escrow Property to the Shareholders or Rightholder Escrow Property to Chilco upon termination of the escrow as set forth in Section 4(g).

        (c)     In the event that the Shareholders’ Representative, after receiving a Claim Notice, shall give written notice to Chilco and the Escrow Agent that it objects on behalf of the Shareholders to the Shareholder Damages Claim or a Rightholder Damages Claims in respect of said claim(s) within seven (7) days following the date on which the Claim Notice regarding such claim(s) is delivered to the Shareholders’ Representative, then the

Shareholders’ Representative and Chilco shall endeavor to settle and reach a compromise regarding the claims subject to the Claim Notice. The Shareholders’ Representative and Chilco shall promptly provide the Escrow Agent notice of any settlement and compromise regarding the claims subject to the Claim Notice, and the Escrow Agent shall promptly transfer to Chilco for cancellation that number of Shareholder Escrow Shares or Rightholder Escrow Shares, as applicable, or other property from the Shareholder Escrow Property or the Rightholder Escrow Property, as applicable (to the extent sufficient therefor) as directed by such settlement and compromise.

        (d)     If the Shareholder Representative and Chilco are unable to settle and reach a compromise regarding the claims within five (5) days, then Chilco shall cause its public accounting firm to calculate the amount of the Damages Claim based on Chilco’s books and records and the provisions of the Share Exchange Agreement, as applicable, for Shareholder Damages Claims or Rightholder Damages Claims under this Agreement. The determination of Chilco’s public accounting firm shall be in writing and such determination shall be final and binding on the Parties. Chilco shall immediately provide the Shareholders’ Representative and the Escrow Agent notice of the written determination by the auditors and the Escrow Agent shall promptly transfer to Chilco that number of Shareholder Escrow Shares or Rightholder Escrow Shares, as applicable, or other property from the Shareholder Escrow Property or the Rightholder Escrow Property, as applicable (to the extent sufficient therefor), as directed in such determination.

        (e)     In the event that the Shareholders’ Representative fails to give written notice to Chilco and the Escrow Agent that it objects on behalf of the Shareholders or the Principal Shareholders, as applicable, to the Claim Notice in respect of said claim(s) within seven (7) days following the date on which the Shareholders’ Representative receives the Claim Notice regarding such claim(s), at the end of such period, the Escrow Agent shall promptly transfer to Chilco that number of Shareholder Escrow Shares or Rightholder Escrow Shares, as applicable, or other property from the Shareholder Escrow Propertyor the Rightholder Escrow Property, as applicable (to the extent sufficient therefor) as directed by such Claim Notice.

        (f)     The Shareholder Escrow Property transferred under any Shareholder Damages Claim shall be drawn from each Shareholder on a pro rata basis (based upon such Shareholder’s proportionate share of the Escrow Property), rounded up to the nearest whole share.

        (g)     The Shareholder Escrow, the Rightholder Escrow and the Financing Escrow shall have the following termination dates:

(i)	On the later of fifteen business (15) days following (A) the date Chilco has closed the Financing Transaction or (B) the delivery of the Audited Financial Statements under Section 6.3 of the Share Exchange Agreement (the “Shareholder Escrow Termination Date”), the remaining Shareholder Escrow Property, if any, shall be transferred to the Shareholders in accordance with their respective interests if (1) all Shareholder Escrow Property has not previously been transferred to Chilco in accordance with any of Sections 4(b), (c), (d) or (e) hereof or (2) no Claim Notice has been given by Chilco in accordance with Section 4(b) hereof; provided however, that if Chilco has made any claim against the Shareholder Escrow Property to which the Shareholders’ Representative has timely objected and which remains outstanding as of the Shareholder Escrow Termination Date, then no Escrow Property shall be transferred to the Shareholders until such time as any such claim has been resolved in accordance with the provisions of Section 4(d); provided, however, that if the amount of the claim is not disputed by Chilco, and if such amount is less than the balance then remaining of the Shareholder Escrow Property, then the balance of the Shareholder Escrow Property not subject to such claim shall be transferred as provided in the first sentence of this Section 4(g).

(ii)	Thirty business (30) days following the third anniversary of the Closing Date.

(iii)	The Rightholder Escrow shall terminate upon the release of all of the Rightholder Escrow Property in accordance with the provisions of Section 1(c).

        (h)     Notwithstanding the other provisions of this Section 4, the Escrow Agent shall release and distribute:

(i)	the Shareholder Escrow Property to (A) Chilco pursuant to any written instructions executed by all of the Shareholders Representative, (B) to the Shareholders pursuant to any written instructions executed by Chilco or (C) in accordance with any non-appealable order or decree by a court of competent jurisdiction to do so; and

(ii)	the Financing Escrow Property to (A) Chilco pursuant to any written instructions executed by all of the Principal Shareholders, (B) to the Principal Shareholders pursuant to any written instructions executed by Chilco or (C) in accordance with any non-appealable order or decree by a court of competent jurisdiction to do so.

(iii)	the Rightholder Escrow Property to (A) the Rightholders pursuant to any written instructions executed by Chilco and the Shareholders or (B) in accordance with any non-appealable order or decree by a court of competent jurisdiction to do so

        (i)        The Escrow Agent may deliver the certificates representing the Shareholder Escrow Property, the Financing Escrow Property or Rightholder Escrow Property, as applicable, to Chilco, with appropriate instructions, whenever necessary to effectuate a cancellation of the Shareholder Escrow Shares or the Rightholder Escrow Shares, as applicable, in accordance with the terms hereof to the address set forth below.

5.	Dividends; Voting.

        (a)    Dividends. Any dividends declared and paid, and any distributions made with respect to, the Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable, shall be delivered to the Escrow Agent and shall be held and transferred by the Escrow Agent in the same manner that the Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable, are held and transferred hereunder. All such dividends and distributions made in shares of the common stock of Chilco shall be deemed to be Shareholder Escrow Shares, Financing Escrow Shares or Rightholder Escrow Shares, as applicable (allocated on the basis of the pro rata interest represented by such Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable), for any and all purposes hereunder.

        (b)    Voting. Each of the Shareholders and the Principal Shareholders, as applicable, shall be entitled to vote the Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable, held by the Escrow Agent as its nominee in accordance with its interests therein on all matters submitted to a vote of the stockholders of Chilco during the term of this Agreement but shall not be entitled to exercise any investment or dispositive powers over the Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable.

6.	Fees of Escrow Agent.

        (a)    Ordinary Escrow Service Fees. Chilco shall pay the Escrow Agent, as acceptance fee for its services hereunder: (a) a $1,000 non-refundable start-upfee, payable upon the Escrow Agent’s execution of this Agreement; and (b) upon the Escrow Agent’s demand, a $200 escrow processing fee for each receipt and disbursement of Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable, and funds, if any. The acceptance fee will cover the first year of the Escrow. Thereafter, an annual administrative fee in the amount of $800 will be payable on each anniversary date of this Agreement. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder. Chilco and KUBUK shall each pay one-half of the acceptance fee. After the Closing of the Share Exchange Agreement, all fees and expenses accrued hereunder shall be paid and/or reimbursed by Chilco which shall be entitled to reimbursement of one-half of such fees and expenses from the Shareholders Principals.

        (b)    Extraordinary Service Fees. If the conditions of this Agreement are not promptly fulfilled, or if Escrow Agent renders any service not provided for in this Agreement at the request of any Party or any Party requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow or its subject matter (each case, an “Extraordinary Service”), then the Escrow Agent shall be reasonably compensated for such Extraordinary Services and reimbursed for all costs, reasonable attorney’s fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all documents and/or other things of value, including, without limitation, the Shareholder Escrow Property, the Financing Escrow Property, and the Rightholder Escrow Property, at any time held by the Escrow Agent in the Escrow until such compensation, fees, costs, and expenses are paid. Each of Chilco, the Shareholders and the Principal Shareholders, jointly and severally, promise to pay to Escrow Agent these sums in connection with Extraordinary Services upon demand by Escrow Agent, which sums shall be borne by Chilco after Closing. Chilco will then be entitled to reimbursement of one-half from the Principal Shareholders.

7.	Rights and Duties of the Escrow Agent.

        (a)     The Escrow Agent shall have no implied duties and no obligation to take any action hereunder except for any action specifically provided by this Agreement to be taken by the Escrow Agent. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement or the Shareholder Escrow Shares, the Financing Escrow Shares or the Rightholder Escrow Shares, as applicable, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold, and make delivery of any Common Shares or property as herein provided or by reason of any non-appealable order of a court of competent jurisdiction. The Escrow Agent shall not be liable to any party for any action taken or omitted to be taken hereunder or in connection herewith except for its own gross negligence or willful misconduct or breach of the specific provisions of this Agreement. The Escrow Agent may execute any of its duties hereunder by or through employees, agents and attorneys-in-fact.

        (b)     Chilco, the Shareholders’ Representative, the Shareholders and the Principal Shareholders hereby agree to jointly and severally indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents, partners, Of-Counsels and employees (collectively, the “Indemnitees”) from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees and expenses (“Losses”), that may be imposed on, incurred by or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which they are authorized to rely pursuant to the terms of this Agreement. In addition to and not in limitation of the immediately preceding sentence, Chilco, the Shareholders’ Representative, the Shareholders and the Principal Shareholders also agree to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against the Indemnitees or any of them in connection with or arising out of the Escrow Agent’s performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct. The provisions of this

        Section 7(b) shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent for any reason.

        (c)     The Escrow Agent shall have the right to resign after first having given Chilco and the Shareholders’ Representative notice in writing of its intent to resign at least thirty (30) days in advance. At the expiration of such thirty (30) days, the Escrow Agent shall deliver the remaining Shareholder Escrow Property, Financing Escrow Property or Rightholder Escrow Property, as applicable, to a successor Escrow Agent designated in writing by Chilco and the Shareholders’ Representative. If Chilco and the Shareholders’ Representative fail to designate a successor to the Escrow Agent within such time, the Escrow Agent shall, at the expense of Chilco and the Shareholders or the Principal Shareholders, as applicable, institute a bill of interpleader as contemplated by Section 7(e)(ii) hereof. Any corporation or association into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation or association to which all or substantially all the corporate trust business of the Escrow Agent in its individual capacity may be sold or otherwise transferred, shall be the Escrow Agent under this Agreement without further act.

        (d)     The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents and assume the genuineness of any notice which is given to the Escrow Agent in proper form pursuant to this Agreement and reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person, without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to investigate or in any way determine whether the Investors are entitled to indemnification under the Share Exchange Agreement or the proper amount of any such indemnification. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice the Escrow Agent shall not be liable to anyone.

        (e)     Should any controversy arise between or among Chilco, the Shareholders’ Representative, the Shareholders, the Principal Shareholders and/or any other person, firm or entity with respect to this Agreement, the Shareholder Escrow Property, the Financing Escrow Property, the Rightholder Escrow Property or any part thereof, or the right of any party or other person to receive the such property, or should Chilco and the Shareholders’ Representative fail to designate another Escrow Agent as provided in Section 7(c) hereof, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right (but not the obligation) to (i) withhold delivery of the Shareholder Escrow Property, the Financing Escrow Property and the

Rightholder Escrow Property, as applicable, until the controversy is resolved and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the Escrow Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which Escrow Agent is entitled to make transfers from the Shareholder Escrow Property, the Financing Escrow Property and the Rightholder Escrow Property, as applicable, as hereinabove set forth other than to tender the such property into the possession and control of such court).

8.	Legal Counsel.

        (a)     The Escrow Agent may consult with its counsel or other counsel satisfactory to it with respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any reasonable action taken, suffered or omitted by the Escrow Agent in good faith upon the advice of such counsel. Each of Chilco, the Shareholders’ Representative, the Shareholders and the Principal Shareholders acknowledge and agree that Escrow Agent is acting as legal counsel to the Shareholders and the Principal Shareholders in connection with this Agreement and related transactions and will continue to represent the Shareholders and the Principal Shareholders in connection with this Agreement and related transactions. Each of Chilco, the Shareholders, the Principal Shareholders and the Shareholders’ Representative, for itself and on behalf of all Investors, hereby waives any conflict of interest that may exist as a result of Escrow Agent providing such legal services the Shareholders and Principal Shareholders and hereby waives any right to cause a substitute Escrow Agent to be appointed solely as a result of such conflict of interest.

        (b)     Each Party acknowledges that it has been advised by the other and the Escrow Agent to seek independent legal and financial (including tax) advice with respect to this Agreement and that it has not relied on the other party for any advice, whether legal or otherwise, with respect to this Agreement. Specifically, each of the Parties has had the opportunity, and has been strongly advised, to consult with its counsel or other counsel satisfactory to it with respect to any question relating to its duties or responsibilities hereunder. Each of the Shareholders and the Principal Shareholders understands that entering into this Agreement has or may have material legal and tax consequences on such Shareholder or Shareholder Principal, and Chilco has not given any opinion or representation with respect to the legal or tax consequences to the Shareholders or Shareholder Principals.

        (c)     Each party shall be responsible for its legal expenses incurred by it, in connection with the transactions contemplated by this Agreement.

9.	Miscellaneous.

        (a)    Time Periods. For purposes of computing time periods hereunder, all references to “days” shall mean regular business days of the Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent’s next business day.

        (b)    Further Assurances. The parties will sign and deliver all further documents and instruments and do all things that may, either before or after the signing of this Agreement, be reasonably required to carry out the full intent and meaning of this Agreement.

        (c)    Severability. If one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        (d)    Survival of Indemnification. Notwithstanding termination of this Agreement, the provisions of Sections 7 and 8(a) shall remain in full force and effect for so long as the Escrow Agent may have any liability.

        (e)    Waiver.

(i) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)     Notices. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be delivered, addressed or telefaxed as follows:

If to Chilco:

Chilco River Holdings Inc., Attn: Gavin Roy c/o Dorsey & Whitney LLP 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101

With a required copy to:

Dorsey & Whitney LLP 1420 Fifth Ave., Suite 3400 Seattle, WA 98101 Attn: Kenneth Sam, Esq.

If to KUBUK, the Shareholders’ Representative, the Shareholders and the Principal Shareholders:

Tom Liu c/o Wasserman, Comden, Casselman & Pearson, LLP 801 South Garfield Avenue, Suite 328 Alhambra, California 91801 Attn: Tim T. Chang, Esq.

With a required copy to:

Wasserman, Comden, Casselman & Pearson, LLP 801 South Garfield Avenue, Suite 328 Alhambra, California 91801 Attn: Tim T. Chang, Esq.

If to the Escrow Agent:

Wasserman, Comden, Casselman & Pearson, LLP 801 South Garfield Avenue, Suite 328 Alhambra, California 91801 Attn: Tim T. Chang, Esq.

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 9(f) (or in accordance with the latest unrevoked written direction from such party); (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 9(f) (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

        (g)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed one and the same agreement.

        (h)    Amendment. This Agreement may not be amended or modified except by a written agreement signed by each of the parties hereto.

        (i)    Governing Law. This Agreement shall be construed, enforced, and administered in accordance with the laws of the State of California, without giving effect to any provision thereof that would compel the application of the substantive laws of any other jurisdiction.

        (j)    Construction; Defined Terms. This Agreement shall be interpreted neutrally and no construction against the drafter shall be permitted. All defined terms used herein shall have the meanings herein defined or, if not defined herein, shall have the meanings ascribed to such terms in the Share Exchange Agreement.

        (k)       Entire Agreement. This Agreement, together with the Share Exchange Agreement, constitutes the entire agreement and understanding among Chilco, the Shareholders, the Shareholders’ Representative, the Principal Shareholders, the Rightholders and the Escrow Agent and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. Any capitalized term not otherwise defined herein shall have the same meaning ascribed to such term in the Share Exchange Agreement.

* * *

        IN WITNESS WHEREOF, this Escrow Agreement has been executed by the parties as of the date first above written.

CHILCO: Chilco River Holdings Inc. By: Name: Title: SHAREHOLDERS REPRESENTATIVE: Name: COMPANY: KUBUK International, Inc. By: Name: Title:	SHAREHOLDERS:

Tom Liu

______________________________

David Liu

______________________________

Lee Kuen Cheung

______________________________

Wai Yung Lau

______________________________

Zheng Liu

______________________________

Yizhi Zeng

______________________________

Luisa Wong

______________________________

Jack Xu

______________________________

Yong Yang

______________________________

Guoxiu Yan

______________________________

CONSENT OF SPOUSES:

CONSENT OF SPOUSE

The undersigned is the spouse of a Shareholder (as such term is defined therein) in the foregoing Share Exchange Agreement (the “Agreement”) dated as of July 15, 2005. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

I hereby acknowledge that I have carefully reviewed the Agreement and such other documents as I have deemed appropriate. I have had an opportunity to consult with legal counsel and have discussed the contents of the Agreement with legal counsel. I understand fully the transactions described in the Agreement, and I hereby approve of and consent to all such transactions. I am aware that by the provisions of the Agreement, my spouse agrees, among other things, to exchange securities in Kubuk for shares (the “Common Shares”) of common stock of Chilco, and to escrow a portion of such Common Shares under the terms of an Escrow Agreement, including my community property interests therein, if any, in accordance with the Agreement. I hereby agree, on behalf of myself and all persons who may claim on my behalf, that upon any legal separation from or dissolution of my marriage to my present spouse, or upon the death of my spouse, neither I nor anyone claiming on my behalf will seek to partition my or my spouse’s community property interest in the Kubuk shares or in the Common Shares and that in any such event I shall be entitled only to the value of my interest in such Common Shares, if any, and that I shall have no claim or right to Common Shares themselves.

EXECUTED this 15th day of July, 2005. ___________________________________________